                             HEALTHEON CORPORATION



                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT



                                 JULY 25, 1997

                              TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
SECTION I - Authorization and Sale of Stock
     1.1      Authorization..............................................    1
     1.2      Sale of Stock..............................................    1

SECTION 2 - Closing Date; Delivery.......................................    1
     2.1      Closing Date...............................................    1
     2.2      Subsequent Closing.........................................    1
     2.3      Delivery...................................................    2

SECTION 3 - Representations and Warranties of the Company................    2
     3.1      Organization and Standing; Certificate and Bylaws...........   2
     3.2      Corporate Power.............................................   2
     3.3      Subsidiaries................................................   2
     3.4      Capitalization..............................................   2
     3.5      Authorization...............................................   3
     3.6      Title to Properties and Assets; Liens, etc..................   3
     3.7      Financial Statements........................................   3
     3.8      Activities Since Balance Sheet Date.........................   4
     3.9      Tax Returns and Payments....................................   5
     3.10     Patents, Trademarks, etc....................................   5
     3.11     Material Contracts and Commitments..........................   5
     3.12     Compliance with Other Instruments, None Burdensome, etc.....   5
     3.13     Litigation, etc.............................................   5
     3.14     Employees...................................................   6
     3.15     Registration Rights.........................................   6
     3.16     Governmental Consent, etc...................................   6
     3.17     Brokers or Finders..........................................   6
     3.18     Disclosures.................................................   6
     3.19     Permits.....................................................   6
     3.20     Real Property Holding Company...............................   6

SECTION 4 - Representations and Warranties of the Investors...............   7
     4.1      Authorization...............................................   7
     4.2      Purchase Entirely for Own Account...........................   7
     4.3      Investment Experience.......................................   7
     4.4      Accredited Investor.........................................   7
     4.5      No Public Market............................................   7
     4.6      Receipt of Information......................................   7

     4.7      Restricted Securities.......................................   8
     4.8      Further Limitations on Disposition..........................   8
     4.9      Legends.....................................................   8
     4.10     Government Consents.........................................   9

SECTION 5 - Conditions to Closing of Investors............................   9
     5.1      Representations and Warranties Correct......................   9
     5.2      Covenants...................................................   9
     5.3      Opinion of Company's Counsel................................   9
     5.4      Compliance Certificate......................................   9
     5.5      Blue Sky....................................................   9
     5.6      Board of Directors..........................................   9
     5.7      Restated Certificate........................................   9
     5.8      No Material Adverse Change..................................  10
     5.9      Investors' Rights Agreement.................................  10

SECTION 6 - Conditions to Closing of Company..............................  10
     6.1      Representations.............................................  10
     6.2      Blue Sky....................................................  10
     6.3      Restated Certificate........................................  10

 SECTION 7 - Miscellaneous................................................  10
     7.1      Governing Law...............................................  10
     7.2      Survival....................................................  10
     7.3      Successors and Assigns......................................  10
     7.4      Entire Agreement; Amendment.................................  10
     7.5      Notices, etc................................................  11
     7.6      Delays or Omissions.........................................  11
     7.7      California Corporate Securities Law.........................  11
     7.8      Expenses....................................................  11
     7.9      Counterparts................................................  11
     7.10     Severability................................................  11
     7.11     Gender......................................................  11
     7.12     Information Rights..........................................  12

EXHIBITS

       A.    Schedule of Investors

       B.    Restated Certificate of Incorporation

       C.    Exceptions to Representations and Warranties of the Company

       D.    Fourth Amended and Restated Investors' Rights Agreement

                             HEALTHEON CORPORATION

                               SERIES C PREFERRED

                            STOCK PURCHASE AGREEMENT

     This Series C Preferred Stock Purchase Agreement (the "Agreement') is made as of July 25, 1997, by and among Healtheon Corporation, a Delaware corporation (the "Company"), with its principal office at 87 Encina Avenue, Palo Alto, California 94301, and the persons and entities listed on the Schedule of Investors attached as Exhibit A hereto (the "Investors").

                                    SECTION I

                          AUTHORIZATION AND SALE OF STOCK

     1.1 AUTHORIZATION. The Company has authorized the sale and issuance of up to two million six hundred thousand (2,600,000) shares of its Series C Preferred Stock (the "Series C Preferred"), having the rights, restrictions, privileges and preferences as set forth in the Company's Restated Certificate of Incorporation in the form attached to this Agreement as Exhibit B (the "Restated Certificate").

     1.2 SALE OF STOCK. Subject to the terms and conditions hereof, the Company will issue and sell to the Investors, and the Investors will buy from the Company, the number of shares (the "Shares") of Series C Preferred specified opposite each Investor's name on the Schedule of Investors, at a cash purchase price of two dollars and fifty cents ($2.50) per share. The Company's agreements with each of the Investors are separate agreements, and the sales of the Shares to each of the Investors are separate sales.

                                    SECTION 2

                            CLOSING DATE; DELIVERY

     2.1 CLOSING DATE. The initial closing of the purchase and sale of two million four hundred thousand (2,400,000) shares of the Series C Preferred Stock was held at 11:00 a.m. on July 1, 1997 and the second closing with respect to two hundred thousand (200,000) shares of Series C Preferred is anticipated to be held on July 25, 1997 at 11:00 a.m. (the "Closing") or on such later date or dates as the Company and the applicable Investors may agree to (the date of such Closing being referred to as the "Closing Date"). The place of the Closing (including the place of delivery to the Investors by the Company of the certificates evidencing all shares Series C Preferred being purchased and the place of payment to the Company by the Investors of the purchase price therefor) shall be at the offices of the Company located at 87 Encina Avenue, Palo Alto, California 94301, or such other place as the Investors and the Company may mutually agree.

     2.2 SUBSEQUENT CLOSING. The Company may, in its sole discretion, provide for deferred closings hereunder (a "Subsequent Closing"), to be held at the offices of the Company, at such time and dates as the Company may determine (the date of any such Subsequent Closing being referred to as a "Subsequent Closing Date"). Any Subsequent Closing(s) will take place as promptly as possible following the initial Closing hereunder. The number of shares of Series C Preferred which any Subsequent Investor shall be entitled to purchase, shall be determined within the sole discretion of the Company, but in no event shall the total number of shares of Series C Preferred sold pursuant to this Agreement be more than three million

(3,000,000) shares. Upon completion of any Subsequent Closing, if any, all additional purchasers of shares of Series C Preferred shall be considered "Investors" within the meaning of this Agreement.

     2.3 DELIVERY. At the Closing and any Subsequent Closing, the Company will deliver to each Investor a certificate or certificates representing the number of Shares designated in column 2 of the Schedule of Investors to be purchased by each Investor, against payment of the purchase price therefor, by check or wire transfer payable to the Company, or by cancellation of outstanding indebtedness from the Company to such Investor, or by a combination thereof, in the amount specified in column 3 of the Schedule of Investors.

                                 SECTION 3

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on Exhibit C attached hereto, the Company hereby represents and warrants to the Investors as follows:

     3.1 ORGANIZATION AND STANDING; CERTIFICATE AND BYLAWS. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is not qualified to do business as a foreign corporation in any jurisdiction and such qualification is not presently required.

     3.2 CORPORATE POWER. The Company will have at the Closing Date all requisite corporate power to execute and deliver this Agreement and the Fourth Amended and Restated Investors' Rights Agreement attached hereto as Exhibit D (the "Investors' Rights Agreement"), to sell and issue the Shares hereunder, to issue the underlying Series C-1 Preferred Stock (the "Series C-1 Preferred") and Common Stock (together, the "Conversion Stock") in accordance with the provisions of the Restated Certificate, and to carry out and perform its obligations under the terms of this Agreement and the Investors' Rights Agreement.

     3.3 SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity.

     3.4 CAPITALIZATION. The authorized capital stock of the Company consists of (a) 34,000,000 shares of Common Stock, 2,353,221 shares of which are issued and outstanding prior to the Closing; (b) 10,305,000 shares of Series A Preferred, 10,285,000 shares of which are issued and outstanding prior to the Closing and 10,305,000 shares of Series A-1 Preferred, none of which has been or will be issued or outstanding prior to the Closing (c) 8,000,000 shares of Series B Preferred, 3,000,000 of which are issued and are outstanding as of the date hereof, 2,000,000 of which are subject to outstanding warrants as of the date hereof and up to 1,015,000 of which are subject to outstanding purchase and/or warrant rights as of the date hereof and 8,000,000 shares of Series B-1 Preferred, none of which has been or will be issued or outstanding prior to the Closing; and (d) 3,000,000 shares of Series C Preferred, 2,400,000 of which will be issued and outstanding prior to the Closing and 3,000,000 shares of Series C-1 Preferred, none of which has been or will be issued or outstanding prior to the Closing. The Company has reserved (i) 200,000 shares of Series C Preferred for issuance hereunder,
(ii) sufficient shares of Common Stock for issuance upon conversion of the Series C Preferred and/or Series C-1 Preferred, (iii) an aggregate of 2,600,000 shares of Series C-1 Preferred for issuance upon conversion of the Series C Preferred, (iv) two million (2,000,000) shares of Series B Preferred for issuance pursuant to outstanding warrants; (v) 72,000 shares of Series B Preferred which will be subject to issuance upon the exercise of warrants issued pursuant to the Company's

April 1997 Bridge Loan; (vi) one million (1,000,000) shares of Series B Preferred for issuance pursuant to an outstanding purchase right and/or warrant right which has been granted to the Company's Chief Executive
Officer candidate; (vii) fifteen thousand (15,000) shares of Series B Preferred for issuance pursuant to an outstanding purchase right which has been granted to a member of the Company's Board of Directors; (viii) sufficient shares of Common Stock for issuance upon conversion of the Series B Preferred and/or Series B-1 Preferred, (ix) sufficient number of shares of Series B-1 Preferred for issuance upon conversion of the Series B Preferred, (x) 10,285,000 shares of Series A-1 Preferred for issuance upon conversion of the Series A Preferred, (xi) sufficient shares of Common Stock for issuance upon conversion of the Series A Preferred and/or Series A-1 Preferred, and (xii) 9,000,000 shares of Common Stock for issuance to employees and consultants pursuant to the Company's 1996 Stock Plan (of which 4,130,608 shares have been issued and/or option granted with respect thereto, prior to the date hereof). There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company. The Series C Preferred and the Series C-1 Preferred shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company. Assuming the accuracy of each Investor's representations in Section 4 below, upon issuance, the Shares will have been issued in compliance with all federal and state securities laws.

     3.5 AUTHORIZATION. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Investors' Rights Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Stock and the performance of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement and the Investors' Rights Agreement, when executed and delivered by the Company, shall constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, and other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal and state securities laws. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable; the Series C-1 Preferred issuable upon conversion of the Series C Preferred has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable and the Common Stock issuable upon conversion of the Series C Preferred and/or the Series C-1 Preferred has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable, and free of any liens or encumbrances (assuming the Investors take the Shares with no notice thereof) other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Shares and the Conversion Stock may be subject to restrictions on transfer under state or federal securities laws and restrictions set forth herein.

     3.6 TITLE TO PROPERTIES AND ASSETS; LIENS ETC. The Company has good and valid title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.

     3.7 FINANCIAL STATEMENTS. The Company has delivered to each Investor its audited financial statements (balance sheet, income statement and statement of cashflow) for the period from inception through December 31, 1996 and its unaudited financial statements (balance sheet and income statement) for the period ended May 31, 1997 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, except that the Financial Statements may not contain all footnotes required by GAAP and the May 31, 1997 Financial Statement are subject to normal year end adjustments. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to May 31, 1997 which individually or in the aggregate are not material to the financial condition or operating results of the Company, and (ii) obligations not required under generally accepted accounting principles to be reflected in the Financial Statements.

     3.8 ACTIVITIES SINCE BALANCE SHEET DATE. Since the Company's balance sheet dated May 3 1, 1997 there has not been:

           (a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, or business of the Company;

           (b) any waiver by the Company of a valuable right or of a material debt owed to it;

           (c) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

           (d) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances or other advances made in the ordinary course of business;

           (e) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock by the Company;

           (f) any incurrance of indebtedness for money borrowed individually in excess of $50,000 or in excess of $100,000 in the aggregate;

           (g) any material change in any compensation arrangement or agreement with any employee;

           (h) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

           (i) any resignation or termination of employment of any key officer of the Company; and

           (j) to the Company's knowledge, any other event or condition or any character which would be reasonably likely to materially and adversely affect the assets, properties, financial condition, operating results or business of the Company;

      3.9 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns and reports when and as required by law and has never been audited by any state or federal taxing authority. All tax returns and reports of the Company, if applicable, are true and correct in all material respects.

      3.10 PATENTS, TRADEMARKS, ETC. The Company owns or has the right, or prior to the Closing will own or have the right, to use, free and clear of all liens, charges, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights necessary to its business as now conducted, and is not, to the best of its knowledge, infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any written communications alleging that the Company has violated or, by conducting its business as proposed, would violate any patent, trademark, service mark, trade name, copyright or trade secret or other proprietary right of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

     3.11 MATERIAL CONTRACTS AND COMMITMENTS. Neither the Company, nor, to the best knowledge of the Company, any third party is in default under any material contract, agreement or instrument to which the Company is a party.

     3.12 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. The Company is not in violation of any term of the Restated Certificate of Incorporation or Bylaws, or in any material respect of any term or provision of any material mortgage, indenture, contract, agreement or instrument to which it is a party or by which it is bound, and to the best of its knowledge, is not in violation of any order, statute, rule or regulation applicable to the Company, which violation reasonably would be expected to have a material adverse effect on the Company's business or financial condition. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Shares and the Conversion Stock, have not resulted and will not result in any violation of, or conflict with, or constitute a default under, or result in the creation of, any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

     3.13 LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to the best of the Company's knowledge, is there any written threat thereof), which, either in any case or in the aggregate, reasonably would be expected to result in any material adverse change in the business or financial condition of the Company or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted, and none which questions the validity of this Agreement or the Investors' Rights Agreement or any action taken or to be taken in connection herewith. The Company is not a party to, or to the best of its knowledge named in any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate.

     3.14 EMPLOYEES. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company. The Company does not have any collective bargaining agreements covering any of its employees.

     3.15 REGISTRATION RIGHTS. Except as set forth in the Investors' Rights Agreement, the Company is not currently under any obligation to register under the Securities Act of 1933, as amended (the "Act") any of its presently outstanding securities or any of its securities which may hereafter be issued.

     3.16 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of, or designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement and the Investors' Rights Agreement, or the offer, sale or issuance of the Shares and the Conversion Stock, or the consummation of any other transaction contemplated hereby, except (a) filing of the Restated Certificate in the office of the Secretary of State of the State of Delaware, and (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares and the Conversion Stock under the California Corporate Securities Law and other applicable Blue Sky laws, which filing and qualification, if required, will be accomplished in a timely manner prior to or promptly upon completion of the Closing.

     3.17 BROKERS OR FINDERS. The Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.18 DISCLOSURES. No representation, warranty or statement by the Company in this Agreement, or in any written statement or certificate furnished to the Investors in connection with this Agreement, contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading. However, as to any projections furnished to the Investors, such projections were prepared in good faith by the Company, but the Company makes no representation or warranty that it will be able to achieve such projections. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Shares.

     3.19 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company, and believes it can obtain without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     3.20 REAL PROPERTY HOLDING COMPANY. The Company is not a "real property holding company" as defined under Section 897 of the Internal Revenue Code.

                                    SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

     Each Investor hereby represents and warrants to the Company with respect to its purchase of the Shares as follows:

     4.1 AUTHORIZATION. This Agreement and the Investors' Right Agreement, when executed and delivered by the Investor, will each constitute the Investor's valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

     4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Common Stock or Series C Preferred to be received by the Investor and the Common Stock and Series C-1 Preferred issuable upon conversion of the Series C Preferred (collectively, the "Securities") will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Investor represents that it has the full power and authority to enter into this Agreement.

     4.3 INVESTMENT EXPERIENCE. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series C Preferred. If other than an individual, the Investor also represents it has not been organized solely for the purpose of acquiring the Series C Preferred, or if the Investor has been organized solely for the purpose of acquiring the Series C Preferred, that all of the equity owners of the Investor are "accredited investors" as defined below.

     4.4 ACCREDITED INVESTOR. The Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

     4.5 NO PUBLIC MARKET. Each Investor understands that no public market now exists for any of the securities issued by the Company and that it is unlikely that a public market will ever exist for the Shares.

     4.6 RECEIPT OF INFORMATION. Each Investor has received and reviewed this Agreement and all Exhibits thereto; it, its attorney and its accountant have had access to, and an opportunity to review all documents and other materials provided by or requested of, the Company; it and they have been given an opportunity to ask any and all questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain all information it or they believe necessary or appropriate to evaluate the suitability of an investment in the Common Stock or Series C Preferred;
and, in evaluating the suitability of an investment in the Common Stock or Series C Preferred, it and they have not relied upon any representations or other information (whether oral or written) other than as set forth in the documents and answers referred to above.

     4.7 RESTRICTED SECURITIES. The Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In addition, the Investor represents that it is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     4.8 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless:

         (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement;

         (b) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and if requested by the Company, the Investor shall have furnished the Company with either (i) an unqualified written opinion of counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel to the effect that the proposed transfer may be effected without registration under the Act or (ii) a "No Action" letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon the holder of such Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the Holder to the Company; or

         (c) The Investor shall have sold, assigned, transferred, pledged or otherwise disposed of the Securities in a transaction involving the distribution without consideration of the Securities by the Investor to any of its partners or retired partners, or to the estate of any of its partners or retired partners, or in a transaction involving the transfer or distribution of the Securities by a corporation to any subsidiary, parent or affiliated corporation of such corporation; provided in each case that the Investor shall give written notice to the Company of such Investor's intention to effect such transfer, sale, assignment, pledge or other disposition. The Investor will cause any such proposed purchaser assignee, transferee or pledgee of any Securities held by the Investor to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Agreement.

     4.9 LEGENDS. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

         (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT."

         (b) Any legend required by the laws of the State of Delaware or the State of California, including any legend required by the California Department of Corporations.

     4.10 GOVERNMENT CONSENTS. Other than securities law filings required to be made by the Company, no consent, approval or authorization of or designation, declaration or filing with any state, federal or foreign governmental authority on the part of the Investor is required in connection with the valid execution and delivery of this Agreement and the Investors' Rights Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby.

                                   SECTION 5

                     CONDITIONS TO CLOSING OF INVESTORS

     The Investors' obligations to purchase the Shares at the Closing or at any Subsequent Closing are, at the option of each Investor, subject to the fulfillment on or prior to the Closing Date or at any Subsequent Closing Date of the following conditions:

     5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, or the Subsequent Closing Date, as the case may be, with the same force and effect as if they had been made on and as of said date.

     5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date or the Subsequent Closing Date, as the case may be, shall have been performed or complied with in all material respects.

     5.3 OPINION OF COMPANY'S COUNSEL. The Investors shall have received from counsel to the Company, an opinion addressed to them, dated the Closing Date or the Subsequent Closing Date, as the case may be, in a form reasonably acceptable to the Investors.

     5.4 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Investors a certificate executed by the President of the Company, dated the Closing Date or the Subsequent Closing Date, as the case may be, and certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2, and 5.8 of this Agreement, and that he has made, or caused to be made, such investigations as he deemed necessary in order to permit him to verify the accuracy of the information set forth in such certificate.

     5.5 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Shares and the Conversion Stock.

     5.6 BOARD OF DIRECTORS. The Board of Directors shall at the Closing consist of Jim Clark, Brook Byers, Hugh Rienhoff, Jr., M.D. and John Doerr.

     5.7 RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

     5.8 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the Company's business or financial condition.

     5.9 INVESTORS' RIGHTS AGREEMENT. The Investors and the Company shall have entered into the Investors' Rights Agreement in substantially the form attached hereto as Exhibit D.

                                    SECTION 6

                        CONDITIONS TO CLOSING OF COMPANY

     The Company's obligation to sell and issue the Shares at the Closing or at any Subsequent Closing, is at the option of the Company, subject to the fulfillment of the following conditions:

     6.1 REPRESENTATIONS. The representations made by the Investors in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date or the Subsequent Closing Date, as the case may be.

     6.2 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Shares and the Conversion Stock.

     6.3 RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

                                     SECTION 7

                                   MISCELLANEOUS

     7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California, without giving effect to the conflicts of laws principles thereof.

    7.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby.

     7.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto, provided, however, that the rights of a Investor to purchase Shares shall not be assignable without the written consent of the Company.

     7.4 ENTIRE AGREEEMNT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought; provided, however, that holders of a majority of the shares of Common Stock issued or issuable upon conversion of the Shares and/or the Series C-I Preferred and (whether or not converted) not resold to the public may waive or amend, on behalf of all Investors, any provisions hereof benefiting Investors in respect of the Shares.

     7.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Investor, at such Investor's address set forth in Exhibit A, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors.

     7.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair at such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     7.7 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, OR SUCH EXEMPTION BEING AVAILABLE.

     7.8 EXPENSES. The Company and the Investors shall each bear their own expenses and legal fees with respect to this Agreement and the transactions contemplated hereby except that, assuming a successful completion of the offering the Company will pay at the initial Closing the reasonable legal fees and reasonable expenses upon receipt of a bill therefor, incurred by one counsel to the Investors.

     7.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     7.10 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severablility shall be effective if it materially changes the economic benefit of this Agreement to any party.

     7.11 GENDER. The use of the neuter gender herein shall be deemed to include the masculine and the feminine gender, if the context so requires.

     7.12 INFORMATION RIGHTS. The Company hereby agrees to provide the Investors with the following information rights:

          a. The Company shall, as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, furnish to Investor a consolidated profit and loss statement for such fiscal year, a consolidated balance sheet of the Company and a consolidated statement of stockholders' equity as of the end of such year, and a consolidated statement of cash flows for such year, such year-end financial reports to be prepared in accordance with generally accepted accounting principles and audited and certified by independent public accountants of nationally recognized standing selected by the Company.

          b. The Company shall furnish to Investor, as soon as practicable following the end of each quarter at such time as the Company furnishes to its other venture capital investors, a consolidated profit and loss statement for each quarter and year-to-date, a consolidated balance sheet of the Company and a consolidated statement of cash flows for such quarter and year-to-date prepared in accordance with generally accepted accounting principles consistently applied.

          c. The Company shall furnish Investor, provided Investor continues to hold all of the Shares purchased hereunder, upon request, within thirty
(30) days of the end of each month, an unaudited consolidated profit and loss statement, consolidated statement of cash flows and consolidated balance sheet for and as of the end of such month, and comparison to year-end results (if any).

          d. The rights to receive financial information set forth herein above may be assigned by Investor to a subsequent transferee or assignee which holds in the aggregate at least two hundred fifty thousand (250,000) shares (as adjusted for stock splits, combinations, dividends and the like) of such Investor's Shares (or Common Stock issued upon conversion of such Preferred Stock), provided that the transferee or assignee of such rights is not deemed by the Board of Directors, in its reasonable judgment, to be a current or potential competitor of the Company.

      The foregoing Series C Preferred Stock Purchase Agreement is hereby executed as of the date first above written.


                                             HEALTHEON CORPORATE



                                             By:  /s/ W. Michael Long
                                                ----------------------------
                                                  President